UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2025

SINGULARITY FUTURE TECHNOLOGY LTD.

(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street, Suite 1100
New York, NY 10005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 849-4548

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SGLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On October 29, 2025, the board of directors (the “Board”) of Singularity Future Technology Ltd. (the “Company”) appointed Ping Li, Mhlengi Prevail Mafu and Lirong Huang as independent directors of the Board.

In connection with this appointment, the Company extended to each of Ping Li, Mhlengi Prevail Mafu and Lirong Huang a director offer letter (the “Offer Letter”), pursuant to which each of Ping Li, Mhlengi Prevail Mafu and Lirong Huang will receive an annual compensation of $24,000 for their services as the independent directors of the Board.

Ms. Ping Li is a results-driven administrative and human resource profession with 6 years of comprehensive experience. Ms. Li has been working as the AI project manager in Beijing Yili E-commerce Co., Ltd. since November 2024, leading a 7-member team to establish a full-cycle management framework for e-commerce AI projects and developing an AI risk early-warning model to address major promotion fluctuations and data integration challenges. Ms. Li worked as the office secretary and then as the administrative manager in Chengdu Handu Technology Co., Ltd. in Beijing from February 2023 to October 2024.   Her responsibilities include coordinating administrative functions across five cities for an e-commerce company with over 300 employees, and directing end-to-end workplace relocation, including site selection, renovation and seamless onboarding. Before that Ms. Li worked as the administrative supervisor in Beijing Sany Zhongli Construction Machinery Co., Ltd. in Beijing from October 2020 to January 2023, where her responsibilities include managing administrative operations across three cities for a firm with over 300 employees and handling external coordination, high-level business receptions and logistical support for trade fairs. Ms. Li received her bachelor’s degree in horticulture from Hebei Normal University of Science & Technology in 2018.

Mhlengi Prevail Mafu is a highly motivated international sales professional with strong expertise in global trade. Ms. Mafu has been working as the AI transformation advisor in Beijing Technology Company since November 2024, advising on AI-driven digital transformation strategies, conducting research on AI applications, and guiding cross-functional teams in integrating scalable solutions. Ms. Mafu worked as the foreign sales manager in Beijing Trading Company from March 2022 to December 2024. Her responsibilities include expanding the African market, developing distribution network and onboarding over 20 local enterprise clients, and managing full export operations, such as pricing, negotiation, logistics and aftersales. Ms. Mafa worked as the sales assistant in Beijing Technology Company   from January 2021 to February 2022. Her responsibilities include assisting sales order coordination and contract processing, conducting market research, and maintaining customer data. Ms. Mafu received her bachelor’s degree in international economics and trade from China West Normal University in June 2021, and her master’s degree in accounting from Wuhan Textile University in June 2025.

Lirong Huang worked as the general manager and engineer in Beijing Jinfang Times Technology Co., Ltd. from March 2019 to September 2025, specializing in natural language processing and large language model applications. From May 2008 to February 2019, Ms. Huang worked as the human resource manager in Beijing Yunbaixun Technology Co., Ltd. Her responsibilities include leading collaborations between universities and enterprises in computer science, establishing efficient campus recruitment channels to bring in key talents, and designing and implementing a new employee training system covering corporate culture, business skills, and career development. Ms. Huang received her bachelor’s degree in international commerce from Beijing Applied Technology University.

There is no family relationship between Ping Li, Mhlengi Prevail Mafu and Lirong Huang and any of our other officers and directors. Except for the Offer Letters described above, each of Ping Li, Mhlengi Prevail Mafu and Lirong Huang has not had any transaction with the Company since the beginning of our last fiscal year.

The foregoing description of the Offer Letter is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the form of Offer Letter attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of the Offer Letter
104	Cover Page Interactive Data File the cover page XBRL tags are embedded within the Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2025	Singularity Future Technology Ltd.

	By:	/s/ Jia Yang
	Name:	Jia Yang
	Title:	Chief Executive Officer

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